EXHIBIT 13.1

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Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Veolia Environnement, a French société anonyme (the “Company”), does hereby certify to such officer’s knowledge that:

The Annual Report on Form 20-F for the year ended December 31, 2004 (the “Form 20-F”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 30, 2005

By:

/s/Henri Proglio

Henri Proglio
Chairman and Chief Executive Officer

Dated: June 30, 2005

By:

/s/Jérôme Contamine

Jérôme Contamine
Senior Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Veolia Environnement and will be retained by Veolia Environnement and furnished to the Securities and Exchange Commission or its staff upon request.